UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas		(Zip Code)
(Address of principal executive offices)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On April 21, 2009, Tesoro Corporation (the “Company”) promoted Charles Parrish to Executive Vice-President, General Counsel and Secretary and agreed to enter into an Employment Agreement (the “Agreement”) with Mr. Parrish. The Agreement will be filed as an Amendment to this Current Report on Form 8-K when executed. The Agreement will provide, among other things, the following:
•	Effective April 26, 2009, an increase in base salary from $430,000 to $500,000; and

•	Effective January 1, 2009, an increase in bonus target opportunity under the Company’s annual incentive program from 60% to 70% of base salary.
The Agreement will also provide an extension of certain benefits in connection with certain events, including termination of employment following a change of control of the Company and termination of employment under certain other circumstances as provided below.

Element of Compensation or Benefits
Amended and
Restated Executive
Termination			Security Plan
Event	Base and Bonus	Equity Awards	(“ESP”)	Other Benefits
Change of Control	Three (3) times the sum of base salary and bonus (1)	100% vested in all equity awards (2)	Fully vested in the ESP	100% vested in all benefits accrued but unpaid under any non-qualified pension plan, supplemental and /or incentive compensation plans. -Continuation of all health benefit plans for Executive, spouse and dependent (4)

Involuntary without Cause or Voluntary for Good Reason	Two (2) times the sum of base salary and bonus (1)	Continue vesting in all stock option or restricted stock awards over the two-year period commencing on the date of termination. (3)	Until age 55 immediate vesting with benefit provided as if Mr. Parrish were age 55 with 20 years of credited service.	Eligible for post-retirement benefit plans (4)

Termination for Cause	Any accrued but unpaid base salary as of the date of termination (1)	Forfeits all unvested equity awards	—	—

(1)	Amounts payable no earlier than six months following termination date.

(2)	Stock options will remain exercisable for the earlier of three years following a change of control or the expiration date of such stock options.

(3)	Has until the earlier of two and one-half years after date of termination or the stock option expiration date to exercise such stock options.

(4)	Benefit continuation for the earlier of (a) two and one-half years after the date of termination; (b) Executive’s death (provided that benefits payable to Executive’s beneficiaries shall not terminate upon Executive’s death); or (c) with respect to any particular plan, program or arrangement, the date Executive becomes covered by a comparable benefit by a subsequent employer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 27, 2009

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

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